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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FALCON FINANCIAL INVESTMENT TRUST

(Exact Name of Registrant as Specified in Its Charter)
Maryland	57-6208172

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
15 Commerce Road, Stamford, Connecticut	06902

(Address of Principal Executive Offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-108603

        Securities to be registered pursuant to Section 12(b) of the Act: Not applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest,
par value $0.01 per share
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), of the Registrant included under the caption "Description of Shares" in Amendment No. 2 to the Registrant's registration statement on Form S-11 (File No. 333-108603), as filed with the Securities and Exchange Commission on November 25, 2003, is incorporated herein by reference. The Common Shares, to which this Form 8-A registration statement relates, have been approved for quotation on The Nasdaq National Market under the symbol "FLCN."

Item 2.    Exhibits

        The exhibits to this registration statement are listed below.

Exhibit Number	Description
1*	Form of Declaration of Trust of the Registrant
2*	Form of Bylaws of the Registrant
3*	Form of Common Share Certificate representing the Common Shares of the Registrant

*
Filed as an exhibit to the Registrant's registration statement on Form S-11 (File No. 333-108603) and incorporated herein by reference thereto.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2003	FALCON FINANCIAL INVESTMENT TRUST
	By:	/s/ DAVID A. KARP
	Name:	David A. Karp
	Title:	President and Chief Financial Officer

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  Item 1. Description of Registrant's Securities to be Registered.
SIGNATURE